As filed with the Securities and Exchange Commission on April 22, 2013

Registration No. 333-185470

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 4
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MICRONET ENERTEC TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3670	27-0016420
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Micronet Enertec Technologies, Inc.
70 Kinderkamack Road
Emerson, New Jersey 07630
201-225-0190

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David Lucatz
President and Chief Executive Officer
Micronet Enertec Technologies, Inc.
70 Kinderkamack Road
Emerson, New Jersey 07630
201-225-0190

(Name, Address Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Steve Wolosky, Esq.	Guy Eyal, Adv.	Oded Har-Even, Esq.
Kenneth M. Silverman, Esq.	Hermann, Makov & Co., Advocates	Edwin L. Miller Jr., Esq.
Olshan Frome Wolosky LLP	7 Begin Street, 21st Floor	Shy S. Baranov, Esq.
Park Avenue Tower	Ramat Gan 52521, Israel	Zysman Aharoni Gayer and
65 East 55th Street	Telephone: (972)-3-6114210	Sullivan & Worcester LLP
New York, New York 10022	Facsimile: (972)-3-6114220	1633 Broadway
Telephone: (212) 451-2300		New York, New York 10019
Facsimile: (212) 451-2222		Telephone: (212) 660-5000
Facsimile: (212) 660-3001

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form S-1 (Registration No. 333-185470) (the “Registration Statement”) is being filed solely for the purpose of filing Exhibits 1.1, 4.1, 4.2, 4.3, 5.1, 21.1 and 23.4 to the Registration Statement and making corresponding changes to the exhibit index. No changes or additions are being made hereby to the preliminary prospectus which forms part of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses (other than selling commissions and discounts to be paid to the underwriters) which will be paid by the Registrant in connection with the issuance and distribution of the securities being registered. With the exception of the SEC registration fee, the FINRA filing fee and the NASDAQ filing fee, all amounts shown are estimates.

SEC registration fee	$2,634.23
FINRA filing fee	3,500.00
NASDAQ listing fee and expenses	50,000.00
Printing and engraving expenses	40,000.00
Legal fees and expenses	350,000.00
Underwriters’ expense reimbursement	100,725.00
Accounting fees and expenses	40,000.00
Transfer Agent and Registrar fees and expenses	3,500.00
Miscellaneous	209,930.77
Total	$800,353.75

*	To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation, as amended, and amended and restated bylaws provide that we will indemnify, to the extent permitted by the DGCL, any person whom we may indemnify thereunder, including our directors, officers, employees and agents. In addition, our certificate of incorporation, as amended, eliminates, to the extent permitted by the DGCL, personal liability of our directors for monetary damages for breach of fiduciary duty, subject to certain exceptions.

Our authority to indemnify our directors and officers is governed by the provisions of Section 145 of the DGCL, as follows:

(a)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
(b)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c)	To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
(e)	Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant under Delaware law or otherwise, the Registrant has been advised that the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, the Registrant will agree to indemnify the underwriters and the underwriters will agree to indemnify the Registrant and its directors, officers and controlling persons against certain civil liabilities that may be incurred in connection with the offering, including certain liabilities under the Securities Act.

The Registrant intends to enter into indemnification agreements with each of its directors after the completion of the offering, whereby it will agree to indemnify each director and officer from and against any and all judgments, fines, penalties, excise taxes and amounts paid in settlement or incurred by such director or officer for or as a result of action taken or not taken while such director was acting in his capacity as a director or executive officer of the Registrant.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, the following securities were sold by the Registrant without registration under the Securities Act. All certificates representing the securities described herein and currently outstanding have been appropriately legended. The securities described below were exempt from registration under the Securities Act in reliance upon Section 4(a)(2), Regulation D of the Securities Act. There were no underwriters employed in connection with any of the transactions set forth in this Item 15. All share references reflect the 1-for-2 Reverse Split.

•	On September 1, 2011, we issued to UTA a secured promissory note in the principal amount of $3.0 million that matures on March 1, 2014. In addition, also on September 1, 2011, in connection with the issuance of such note, we issued to UTA a warrant to purchase up to 476,113 shares of our common stock, which warrant was exercised in full on March 8, 2013.

•	On September 7, 2012, we issued to UTA a secured promissory note in the principal amount of $3.0 million that matures on April 1, 2014. In addition, also on September 7, 2012, in connection with the issuance of such note, we issued to UTA a warrant to purchase up to 300,000 shares of our common stock, which warrant was exercised in full on March 8, 2013.

Item 16. Exhibits and Financial Statements Schedules.

(a)  Exhibits:

Number	Description of Exhibit
1.1	Form of Underwriting Agreement**
3.1	Certificate of Incorporation of the Registrant filed January 31, 2002 (Incorporated by reference to our registration statement on Form SB-2 (File No. 333-100979), filed with the Securities and Exchange Commission on November 4, 2002)
3.2	Certificate of Amendment of the Registrant filed April 23, 2002 (Incorporated by reference to our registration statement on Form SB-2 (File No. 333-100979), filed with the Securities and Exchange Commission on November 4, 2002)
3.3	Certificate of Amendment of the Registrant filed October 17, 2002 (Incorporated by reference to our registration statement on Form SB-2 (File No. 333-100979), filed with the Securities and Exchange Commission on November 4, 2002)
3.4	Certificate of Amendment of the Registrant filed March 14, 2013***
3.5	Amended and Restated Bylaws of the Registrant***
4.1	Specimen common stock certificate**
4.2	Form of Representative's Warrant**
4.3	Form of Warrant Agreement by and between the Registrant and Continental Stock Transfer & Trust Company and Form of Warrant Certificate**
5.1	Opinion of Olshan Frome Wolosky LLP**
10.1	Employment Agreement, dated August 12, 2009, between Harry Mund and Enertec Systems 2001 Ltd. (Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission on March 31, 2010)
10.2	Consulting Agreement, dated August 12, 2009, between D.L. Capital Ltd. and Enertec Systems 2001 Ltd. (Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission on March 31, 2010)
10.3	First Amendment to Consulting Agreement, dated as of October 1, 2011, between D.L. Capital and Enertec Systems 2001 Ltd. (Incorporated by reference to our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 29, 2012)
10.4	Management and Consulting Services Agreement, dated November 26, 2012, between D.L. Capital Ltd. and the Registrant***
10.5	Management and Consulting Services Agreement, dated February 8, 2013, between Micronet Ltd. and D.L. Consulting Group (1998) Ltd. (English Translation)***
10.6	Note and Warrant Purchase Agreement, dated as of July 12, 2011, by and between the Registrant and UTA Capital LLC (Incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 18, 2011)
10.7	First Amendment to Note and Warrant Purchase Agreement, dated as of August 16, 2011, by and between the Registrant and UTA Capital LLC (Incorporated by reference to our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 14, 2011)
10.8	Second Amendment to Note and Warrant Purchase Agreement, dated as of August 31, 2011, by and between the Registrant and UTA Capital LLC (Incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 7, 2011)
10.9	Third Amendment to Note and Warrant Purchase Agreement, dated as of November 24, 2011, by and between the Registrant and UTA Capital LLC (Incorporated by reference to our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 29, 2012)
10.10	Amended and Restated Note and Warrant Purchase Agreement, dated as of September 7, 2012, by and between the Registrant and UTA Capital LLC (Incorporated by reference to our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 19, 2012)

Number	Description of Exhibit
10.11	Letter Agreement, dated November 6, 2012, by and between the Registrant and UTA Capital LLC***
10.12	First Amendment to the Amended and Restated Note and Warrant Purchase Agreement, dated as of January 28, 2013, by and between the Registrant and UTA Capital LLC (Incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 1, 2013)
10.13	Secured Promissory Note, dated September 1, 2011, issued to UTA Capital LLC (Incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 7, 2011)
10.14	Secured Promissory Note, dated September 7, 2012, issued to UTA Capital LLC (Incorporated by reference to our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 19, 2012)
10.15	Company Pledge and Security Agreement, dated as of September 1, 2011, by and between the Registrant and UTA Capital LLC (Incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 7, 2011)
10.16	2012 Stock Incentive Plan***
10.17	Agreement, dated August 31, 2012, by and among Yehezkel Kaplan, Eli Nachum, Yoav Ben-Zvi and D.L. Capital Ltd. (English translation)***
10.18	Special Personal Employment Agreement, dated November 7, 2012, between Micronet Ltd. and Tali Dinar (English Translation)***
10.19	Personal Employment Agreement, dated October 1, 2011, between Tali Dinar and Enertec Electronics Ltd. (English Translation)***
10.20	Summary of material terms of a December 17, 2012 bank loan to Enertec Electronics Ltd.***
10.21	Shareholder Agreement, dated March 17, 2013, between Enertec Electronics Ltd. and Shlomo Shalev (English Translation)***
14.1	Code of Business Conduct and Ethics***
21.1	Subsidiaries (Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission on March 29, 2013)
23.1	Consent of Paritz & Company, P.A.***
23.2	Consent of Kost Forer Gabbay & Kaiserer, a member of Ernst & Young Global***
23.3	Consent of BDO Ziv Haft***
23.4	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1)**
24.1	Powers of Attorney***
99.1	Consent of Professor Chezy Ofir to serve as director of the Registrant***
99.2	Consent of C.J. Driscoll & Associates and Licht & Associates***
99.3	Consent of Jeffrey P. Bialos to serve as director of the Registrant***
99.4	Consent of Jacob Berman to serve as director of the Registrant***
99.5	Consent of Miki Balin to serve as director of the Registrant***
101.1	The following materials from the Registrant, formatted in XBRL (Extensible Business Reporting Language): (i) Consolidated Balance Sheets as of December 31, 2011 and December 31, 2012, (ii) Consolidated Statements of Income for Years Ended December 31, 2011 and 2012, (iii) Consolidated Statements of Comprehensive Income for Years Ended December 31, 2011 and 2012, (iv) Consolidated Statements of Cash Flows, and (v) Notes to Consolidated Financial Statements****

**	Filed herewith.
***	Previously filed.
****	Previously furnished.
(b)	Financial Statement Schedules.

No financial statement schedules are required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 22nd day of April, 2013.

MICRONET ENERTEC TECHNOLOGIES, INC.

By:	/s/ David Lucatz
Name: David Lucatz
Title: Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David Lucatz David Lucatz	Chairman, President and Chief Executive Officer and Director (principal executive officer)	April 22, 2013
/s/ Tali Dinar Tali Dinar	Secretary and Chief Financial Officer (principal financial officer and principal accounting officer)	April 22, 2013

Exhibit Index

Number	Description of Exhibit
1.1	Form of Underwriting Agreement**
3.1	Certificate of Incorporation of the Registrant filed January 31, 2002 (Incorporated by reference to our registration statement on Form SB-2 (File No. 333-100979), filed with the Securities and Exchange Commission on November 4, 2002)
3.2	Certificate of Amendment of the Registrant filed April 23, 2002 (Incorporated by reference to our registration statement on Form SB-2 (File No. 333-100979), filed with the Securities and Exchange Commission on November 4, 2002)
3.3	Certificate of Amendment of the Registrant filed October 17, 2002 (Incorporated by reference to our registration statement on Form SB-2 (File No. 333-100979), filed with the Securities and Exchange Commission on November 4, 2002)
3.4	Certificate of Amendment of the Registrant filed March 14, 2013***
3.5	Amended and Restated Bylaws of the Registrant***
4.1	Specimen common stock certificate**
4.2	Form of Representative's Warrant**
4.3	Form of Warrant Agreement by and between the Registrant and Continental Stock Transfer & Trust Company and Form of Warrant Certificate**
5.1	Opinion of Olshan Frome Wolosky LLP**
10.1	Employment Agreement, dated August 12, 2009, between Harry Mund and Enertec Systems 2001 Ltd. (Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission on March 31, 2010)
10.2	Consulting Agreement, dated August 12, 2009, between D.L. Capital Ltd. and Enertec Systems 2001 Ltd. (Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission on March 31, 2010)
10.3	First Amendment to Consulting Agreement, dated as of October 1, 2011, between D.L. Capital and Enertec Systems 2001 Ltd. (Incorporated by reference to our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 29, 2012)
10.4	Management and Consulting Services Agreement, dated November 26, 2012, between D.L. Capital Ltd. and the Registrant***
10.5	Management and Consulting Services Agreement, dated February 8, 2013, between Micronet Ltd. and D.L. Consulting Group (1998) Ltd. (English Translation)***
10.6	Note and Warrant Purchase Agreement, dated as of July 12, 2011, by and between the Registrant and UTA Capital LLC (Incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 18, 2011)
10.7	First Amendment to Note and Warrant Purchase Agreement, dated as of August 16, 2011, by and between the Registrant and UTA Capital LLC (Incorporated by reference to our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 14, 2011)
10.8	Second Amendment to Note and Warrant Purchase Agreement, dated as of August 31, 2011, by and between the Registrant and UTA Capital LLC (Incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 7, 2011)
10.9	Third Amendment to Note and Warrant Purchase Agreement, dated as of November 24, 2011, by and between the Registrant and UTA Capital LLC (Incorporated by reference to our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 29, 2012)
10.10	Amended and Restated Note and Warrant Purchase Agreement, dated as of September 7, 2012, by and between the Registrant and UTA Capital LLC (Incorporated by reference to our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 19, 2012)
10.11	Letter Agreement, dated November 6, 2012, by and between the Registrant and UTA Capital LLC***

Number	Description of Exhibit
10.12	First Amendment to the Amended and Restated Note and Warrant Purchase Agreement, dated as of January 28, 2013, by and between the Registrant and UTA Capital LLC (Incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 1, 2013)
10.13	Secured Promissory Note, dated September 1, 2011, issued to UTA Capital LLC (Incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 7, 2011)
10.14	Secured Promissory Note, dated September 7, 2012, issued to UTA Capital LLC (Incorporated by reference to our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 19, 2012)
10.15	Company Pledge and Security Agreement, dated as of September 1, 2011, by and between the Registrant and UTA Capital LLC (Incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 7, 2011)
10.16	2012 Stock Incentive Plan***
10.17	Agreement, dated August 31, 2012, by and among Yehezkel Kaplan, Eli Nachum, Yoav Ben-Zvi and D.L. Capital Ltd. (English translation)***
10.18	Special Personal Employment Agreement, dated November 7, 2012, between Micronet Ltd. and Tali Dinar (English Translation)***
10.19	Personal Employment Agreement, dated October 1, 2011, between Tali Dinar and Enertec Electronics Ltd. (English Translation)***
10.20	Summary of material terms of a December 17, 2012 bank loan to Enertec Electronics Ltd.***
10.21	Shareholder Agreement, dated March 17, 2013, between Enertec Electronics Ltd. and Shlomo Shalev (English Translation)***
14.1	Code of Business Conduct and Ethics***
21.1	Subsidiaries (Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission on March 29, 2013)
23.1	Consent of Paritz & Company, P.A.***
23.2	Consent of Kost Forer Gabbay & Kaiserer, a member of Ernst & Young Global***
23.3	Consent of BDO Ziv Haft***
23.4	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1)**
24.1	Powers of Attorney***
99.1	Consent of Professor Chezy Ofir to serve as director of the Registrant***
99.2	Consent of C.J. Driscoll & Associates and Licht & Associates***
99.3	Consent of Jeffrey P. Bialos to serve as director of the Registrant***
99.4	Consent of Jacob Berman to serve as director of the Registrant***
99.5	Consent of Miki Balin to serve as director of the Registrant***
101.1	The following materials from the Registrant, formatted in XBRL (Extensible Business Reporting Language): (i) Consolidated Balance Sheets as of December 31, 2011 and December 31, 2012, (ii) Consolidated Statements of Income for Years Ended December 31, 2011 and 2012, (iii) Consolidated Statements of Comprehensive Income for Years Ended December 31, 2011 and 2012, (iv) Consolidated Statements of Cash Flows, and (v) Notes to Consolidated Financial Statements****

**	Filed herewith.
***	Previously filed.
****	Previously furnished.